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                                                                   EXHIBIT 23.13

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Tele-Communications, Inc.:

We consent to the incorporation by reference in the registration statement on Form S-4 of AT&T Corp. of our report, dated March 20, 1998, except for notes 2 and 14 which are as of September 14, 1998 and January 6, 1999, respectively, relating to the combined balance sheets of Liberty/Ventures Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity, and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the Current Report on Form 8-K of Tele-Communications, Inc., dated January 7, 1999, and to the reference to our firm under the heading "Experts" and "Selected Historical Financial Information" in the registration statement.

                                          /s/ KPMG LLP
                                          KPMG LLP

Denver, Colorado
January 7, 1999